iv



                                    INDENTURE



                  AMERICAN CHURCH MORTGAGE COMPANY, as obligor



                     Series B Secured Investor Certificates



                                   $23,000,000



                           THE HERRING NATIONAL BANK,

                   a national banking association, as trustee



                          Dated as of __________, 2004

                                TABLE OF CONTENTS


CROSS-REFERENCE         TABLE....................................................................................IV

ARTICLE I.              DEFINITIONS AND INCORPORATION BY REFERENCE................................................1
---------               ------------------------------------------
   SECTION 1.1          DEFINITIONS...............................................................................1
   -----------          -----------
   SECTION 1.2          OTHER DEFINITIONS.........................................................................4
   -----------          -----------------
   SECTION 1.3          INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.........................................5
   -----------          -------------------------------------------------
   SECTION 1.4          RULES OF CONSTRUCTION.....................................................................5
   -----------          ---------------------

ARTICLE II.             THE SECURITIES............................................................................5
-----------             --------------

   SECTION 2.1          UNLIMITED AMOUNT; ACCOUNTS; INTEREST; MATURITY............................................5
   -----------          ----------------------------------------------
   SECTION 2.2          TRANSACTION STATEMENT; RESCISSION.........................................................6
   -----------          ---------------------------------
   SECTION 2.3          REGISTRAR AND PAYING AGENT................................................................7
   -----------          --------------------------
   SECTION 2.4          DEPOSIT OF PRINCIPAL AND INTEREST WITH PAYING AGENT.......................................7
   -----------          ---------------------------------------------------
   SECTION 2.5          LIST OF HOLDERS...........................................................................7
   -----------          ---------------
   SECTION 2.6          TRANSFER AND EXCHANGE.....................................................................7
   -----------          ---------------------
   SECTION 2.7          PAYMENT OF PRINCIPAL AND INTEREST; PRINCIPAL AND INTEREST RIGHTS PRESERVED................8
   -----------          --------------------------------------------------------------------------
   SECTION 2.8          RESERVED..................................................................................9
   -----------          --------
   SECTION 2.9          OUTSTANDING SECURITIES....................................................................9
   -----------          ----------------------
   SECTION 2.10         TREASURY SECURITIES.......................................................................9
   ------------         -------------------
   SECTION 2.11         RESERVED..................................................................................9
   ------------         --------
   SECTION 2.12         RESERVED.................................................................................10
   ------------         --------
   SECTION 2.13         DEFAULTED INTEREST.......................................................................10
   ------------         ------------------
   SECTION 2.14         BOOK-ENTRY REGISTRATION..................................................................10
   ------------         -----------------------
   SECTION 2.15         INITIAL AND PERIODIC STATEMENTS..........................................................11
   ------------         -------------------------------

ARTICLE III.            REDEMPTION...............................................................................11
------------            ----------

   SECTION 3.1          REDEMPTION OF SECURITIES AT THE COMPANY'S ELECTION.......................................11
   -----------          --------------------------------------------------
   SECTION 3.2          REDEMPTION OF SECURITIES AT THE HOLDER'S ELECTION........................................12
   -----------          -------------------------------------------------
   SECTION 3.3          OFFER TO REDEEM SECURITIES UPON CHANGE OF THE COMPANY'S ADVISOR..........................13
   -----------          ----------------------------------------------------------------

ARTICLE IV.             COVENANTS................................................................................13
-----------             ---------

   SECTION 4.1          PAYMENT OF SECURITIES....................................................................13
   -----------          ---------------------
   SECTION 4.2          MAINTENANCE OF OFFICE OR AGENCY..........................................................13
   -----------          -------------------------------
   SECTION 4.3          SEC REPORTS AND OTHER REPORTS............................................................14
   -----------          -----------------------------
   SECTION 4.4          COMPLIANCE CERTIFICATE...................................................................14
   -----------          ----------------------
   SECTION 4.5          STAY, EXTENSION AND USURY LAWS...........................................................15
   -----------          ------------------------------
   SECTION 4.6          LIQUIDATION..............................................................................15
   -----------          -----------
   SECTION 4.7          FINANCIAL COVENANTS......................................................................15
   -----------          -------------------
   SECTION 4.8          RESTRICTIONS ON DIVIDENDS AND CERTAIN TRANSACTIONS WITH AFFILIATES.......................16
   -----------          ------------------------------------------------------------------
   SECTION 4.9          COLLATERAL...............................................................................16
   -----------          ----------
   SECTION 4.10         APPOINTMENT AS ATTORNEY-IN-FACT..........................................................18
   ------------         --------------------------------

                                       i

ARTICLE V.              SUCCESSORS...............................................................................19
----------              ----------

   SECTION 5.1          WHEN THE COMPANY MAY MERGE, ETC..........................................................19
   -----------          --------------------------------
   SECTION 5.2          SUCCESSOR CORPORATION SUBSTITUTED........................................................20
   -----------          ---------------------------------

ARTICLE VI.             DEFAULTS AND REMEDIES....................................................................20
-----------             ---------------------

   SECTION 6.1          EVENTS OF DEFAULT........................................................................20
   -----------          -----------------
   SECTION 6.2          ACCELERATION.............................................................................21
   -----------          ------------
   SECTION 6.3          OTHER REMEDIES...........................................................................22
   -----------          --------------
   SECTION 6.4          WAIVER OF PAST DEFAULTS..................................................................22
   -----------          -----------------------
   SECTION 6.5          CONTROL BY MAJORITY......................................................................23
   -----------          -------------------
   SECTION 6.6          LIMITATION ON SUITS......................................................................23
   -----------          -------------------
   SECTION 6.7          RIGHTS OF HOLDERS TO RECEIVE PAYMENT.....................................................23
   -----------          ------------------------------------
   SECTION 6.8          COLLECTION SUIT BY TRUSTEE...............................................................23
   -----------          --------------------------
   SECTION 6.9          TRUSTEE MAY FILE PROOFS OF CLAIM.........................................................24
   -----------          --------------------------------
   SECTION 6.10         PRIORITIES...............................................................................24
   ------------         ----------
   SECTION 6.11         UNDERTAKING FOR COSTS....................................................................25
   ------------         ---------------------

ARTICLE VII.            TRUSTEE..................................................................................25
------------            -------

   SECTION 7.1          DUTIES OF TRUSTEE........................................................................25
   -----------          -----------------
   SECTION 7.2          RIGHTS OF TRUSTEE........................................................................26
   -----------          -----------------
   SECTION 7.3          INDIVIDUAL RIGHTS OF TRUSTEE.............................................................27
   -----------          ----------------------------
   SECTION 7.4          TRUSTEE'S DISCLAIMER.....................................................................27
   -----------          --------------------
   SECTION 7.5          NOTICE OF DEFAULTS.......................................................................27
   -----------          ------------------
   SECTION 7.6          REPORTS BY TRUSTEE TO HOLDERS............................................................27
   -----------          -----------------------------
   SECTION 7.7          COMPENSATION AND INDEMNITY...............................................................28
   -----------          --------------------------
   SECTION 7.8          REPLACEMENT OF TRUSTEE...................................................................29
   -----------          ----------------------
   SECTION 7.9          SUCCESSOR TRUSTEE BY MERGER, ETC.........................................................30
   -----------          ---------------------------------
   SECTION 7.10         ELIGIBILITY; DISQUALIFICATION............................................................30
   ------------         -----------------------------
   SECTION 7.11         PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY........................................30
   ------------         -------------------------------------------------

ARTICLE VIII.           DISCHARGE OF INDENTURE...................................................................30
-------------           ----------------------

   SECTION 8.1          TERMINATION OF COMPANY'S OBLIGATIONS.....................................................30
   -----------          ------------------------------------
   SECTION 8.2          APPLICATION OF TRUST MONEY...............................................................31
   -----------          --------------------------
   SECTION 8.3          REPAYMENT TO COMPANY.....................................................................31
   -----------          --------------------
   SECTION 8.4          REINSTATEMENT............................................................................32
   -----------          -------------

ARTICLE IX.             AMENDMENTS...............................................................................32
-----------             ----------

   SECTION 9.1          WITHOUT CONSENT OF HOLDERS...............................................................32
   -----------          --------------------------
   SECTION 9.2          WITH CONSENT OF HOLDERS..................................................................33
   -----------          -----------------------
   SECTION 9.3          COMPLIANCE WITH TRUST INDENTURE ACT......................................................34
   -----------          -----------------------------------
   SECTION 9.4          REVOCATION AND EFFECT OF CONSENTS........................................................34
   -----------          ---------------------------------
   SECTION 9.5          NOTATION ON OR EXCHANGE OF SECURITIES....................................................34
   -----------          -------------------------------------
   SECTION 9.6          TRUSTEE TO SIGN AMENDMENTS, ETC..........................................................34
   -----------          --------------------------------

ARTICLE X.              MISCELLANEOUS............................................................................35
----------              -------------

   SECTION 10.1         TRUST INDENTURE ACT CONTROLS.............................................................35
   ------------         ----------------------------
   SECTION 10.2         NOTICES..................................................................................35
   ------------         -------
   SECTION 10.3         COMMUNICATION BY HOLDERS WITH OTHER HOLDERS..............................................36
   ------------         -------------------------------------------

                                       ii

   SECTION 10.4         CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.......................................36
   ------------         --------------------------------------------------
   SECTION 10.5         STATEMENTS REQUIRED IN CERTIFICATE OR OPINION............................................36
   ------------         ---------------------------------------------
   SECTION 10.6         RULES BY TRUSTEE AND AGENTS..............................................................37
   ------------         ----------------------------
   SECTION 10.7         LEGAL HOLIDAYS...........................................................................37
   ------------         --------------
   SECTION 10.8         NO RECOURSE AGAINST OTHERS...............................................................37
   ------------         --------------------------
   SECTION 10.9         DUPLICATE ORIGINALS......................................................................37
   ------------         -------------------
   SECTION 10.10        GOVERNING LAW............................................................................37
   -------------        -------------
   SECTION 10.11        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS............................................37
   -------------        ---------------------------------------------
   SECTION 10.12        SUCCESSORS...............................................................................37
   -------------        ----------
   SECTION 10.13        SEVERABILITY.............................................................................38
   -------------        ------------
   SECTION 10.14        COUNTERPART ORIGINALS....................................................................38
   -------------        ---------------------
   SECTION 10.15        TABLE OF CONTENTS, HEADINGS, ETC.........................................................38
   -------------        ---------------------------------

SIGNATURES              .........................................................................................39
----------

CROSS-REFERENCE TABLE

*Trust Indenture Act Section                                                                     Indenture Section
310(a)(1)......................................................................................................7.10
(a)(2).........................................................................................................7.10
(a)(3).........................................................................................................N.A.
(a)(4).........................................................................................................N.A.
(a)(5).........................................................................................................N.A.
(b).......................................................................................................7.8; 7.10
(c)............................................................................................................N.A.
311(a).........................................................................................................7.11
(b)............................................................................................................7.11
(c)............................................................................................................N.A.
312(a)..........................................................................................................2.5
(b)............................................................................................................11.3
(c)............................................................................................................11.3
313(a)..........................................................................................................7.6
(b)(1).........................................................................................................N.A.
(b)(2)..........................................................................................................7.6
(c).......................................................................................................7.6; 11.2
(d).............................................................................................................7.6
314(a)...............................................................................................4.3; 4.4; 11.2
(b)..........................................................................................................4.9(c)
(c)(1).........................................................................................................11.4
(c)(2).........................................................................................................11.4
(c)(3).........................................................................................................N.A.
(d)............................................................................................................N.A.
(e)............................................................................................................11.5
(f)............................................................................................................N.A.
315(a).......................................................................................................7.1(b)
(b).......................................................................................................7.5; 11.2
(c)..........................................................................................................7.1(a)
(d)..........................................................................................................7.1(c)
(e)............................................................................................................6.11
316(a)(last sentence)..........................................................................................2.10
(a)(1)(A).......................................................................................................6.5
(a)(1)(B).......................................................................................................6.4
(a)(2).........................................................................................................N.A.
(b).............................................................................................................6.7
(c)............................................................................................................N.A.
317(a)(1).......................................................................................................6.8
(a)(2)..........................................................................................................6.9
(b).............................................................................................................2.4
318(a).........................................................................................................11.1

N.A. means not applicable
* This Cross Reference Table is not part of the Indenture

                                    INDENTURE

     THIS INDENTURE is hereby entered into as of _________, 2004, by and between American Church Mortgage Company, a Minnesota corporation (the "Company"), and The Herring National Bank, a national banking association, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Series B Secured Investor Certificates of the Company issued pursuant to the Company's registration statement on Form S-11 (Reg. No. 333-________) declared effective by the Securities and Exchange Commission on or about __________, 2004 (the "Registration Statement"), with a certain amount of such Series B Investor Certificates reserved for previously registered Series A Investor Certificates which will be eligible for rollover renewal (the "Renewable Securities"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.

     "Account" means the record of beneficial ownership of a Security maintained by the Registrar.

     "Advisor" means Church Loan Advisors, Inc., the Company's advisor.

     "Advisory Agreement" means the Company's advisory agreement with the Advisor pursuant to which the Advisor manages the business and affairs of the Company, as the same has been or may be amended from time to time.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent"  means  any  Registrar,   Paying  Agent  or   co-registrar  of  the
Securities.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Change of Control" means such time as any Person is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act of shares of the Company's capital stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote in elections of directors (or the capital stock of any successor of the Company in the case of a merger or transfer of all or substantially all of the Company's assets).

     "Company" means American Church Mortgage Company, unless and until replaced by a successor in accordance with Article V hereof and thereafter means such successor.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is originally dated, located at 1001 South Harrison Street, Amarillo, Texas 79101, Attention: Mozelle Hedrick, Senior Vice President.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fiscal Year" means initially a December 31 year end.

     "GAAP" means, as of any date, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Holder" means a Person in whose name a Security is registered.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital Lease obligations) or representing any hedging obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, (a) the Guarantee of items that would be included within this definition, and (b) liability for items that would arise by operation of a Person's status as a general partner of a partnership.

     "Indenture" means, this Indenture as amended or supplemented from time to time.

     "Interest Accrual Period" means, as to each Security, the period from the later of the Issue Date of such Security or the day after the last Payment Date upon which an interest payment was made until the following Payment Date during which interest accrues on each Security with respect to any Payment Date.

     "Issue Date" means, with respect to any Security, the date on which such Security is deemed registered on the books and records of the Registrar, which shall be the date the Company accepts funds for the purchase of the Security if such funds are received prior to 12:01 p.m. (Central Time) on a Business Day, or if such funds are received after such time, on the next Business Day.

         "Maturity Date" means, with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided.

     "Maturity Record Date" means, with respect to any Security, as of 11:59 p.m. on the date fifteen (15) days prior to the Maturity Date or Redemption Date applicable to such Security.

     "Obligations"  means  any  principal,   interest  (including  Post-Petition
Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means the Chairman of the Board or principal executive officer of the Company, the President or operating officer of the Company, the Chief Financial Officer or principal financial officer of the Company, the Treasurer, any Assistant Treasurer, Controller or principal officer of the Company, Secretary or any Vice-President of the Company.

     "Officer's Certificate" means a certificate signed by an Officer.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Payment Date" means the last day of each calendar quarter, or if such day is not a Business Day, the Business Day immediately following such day and, with respect to a specific Security, the Maturity Date or Redemption Date of such Security.

     "Person" means any  individual,  corporation,  partnership,  joint venture,
association,   joint  stock  company,  trust,   unincorporated  organization  or
government or any agency or political subdivision thereof.

     "Post-Petition Interest" means interest accruing after the commencement of any bankruptcy or insolvency case or proceeding with respect to the Company or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to such Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

     "Prospectus" means the prospectus relating to the Securities, including any prospectus supplement, forming part of the Registration Statement.

     "Redemption Date" has the meaning given in Article III hereof.

     "Redemption Price" means, with respect to any Security to be redeemed, the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to the Redemption Date for such security.

     "Regular Record Date" means, with respect to each Payment Date, as of 11:59 p.m. on the date fifteen (15) days prior to such Payment Date.

     "Responsible Officer" when used with respect to the Trustee, means any officer in its Corporate Trust Office, or any other assistant officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Security" or "Securities" means, the Company's Series B Secured Investor Certificates issued under this Indenture pursuant to the Registration Statement.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Trustee" means The Herring National Bank, a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

Section 1.2       Other Definitions.

                  Term                               Defined in Section

                  "Bankruptcy Law"..................................6.1
                  "Collateral"...................................4.7(b)
                  "Custodian".......................................6.1
                  "Event of Default"................................6.1
                  "Legal Holiday"..................................10.7
                  "Paying Agent"....................................2.3
                  "Registrar".......................................2.3
                  "Registration Statement".................Introduction
                  "Securities Register".............................2.3
                  "Transfer".....................................4.9(h)

Section 1.3       Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means any Holder of the Securities;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Securities means the Company or any successor obligor upon the Securities.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them. Section 1.4 Rules of Construction.

     Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) references to GAAP, as of any date, shall mean GAAP in effect in the United States as of such date and consistently applied;
(d) "or" is not exclusive; (e) words in the singular include the plural, and in the plural include the singular; and (f) provisions apply to successive events and transactions.

                                  ARTICLE II.

                                 THE SECURITIES

Section 2.1       Unlimited Amount; Accounts; Interest; Maturity.

     (a) The outstanding aggregate principal amount of Securities outstanding at any time is limited to $23,000,000, with up to $3 million of such amount to be reserved for rollover renewals of the Renewable Securities, provided, however, that the Company and the Trustee may, without the consent of any Holder, increase such aggregate principal amount of Securities which may be outstanding at any time. The Securities may be subject to notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage.

     (b) Except as provided in Section 2.14 hereof, each Security shall not be evidenced by a promissory note. The record of beneficial ownership of the Securities shall be maintained and updated by the Registrar through the establishment and maintenance of Accounts. Each Security shall be in such denominations as may be designated from time to time by the Company. Each Security, except for the Renewable Securities, shall have a term of not less than eight
          (8) years and not greater than fifteen (15) years as shall be designated by the Holder at the time of purchase, subject to the Company's acceptance thereof.

     (c) Each Security shall bear interest from and commencing on its Issue Date at such rate of interest as the Company shall determine from time to time, as set forth in the Prospectus. The interest rate of each Security will be fixed for the term of such Security upon issuance, subject to change upon the renewal of the Security at maturity. Interest on the Securities will not compound. The Company shall pay the Holders interest on the Securities quarterly on the last day of each quarter during which each such Security is outstanding. To the extent any applicable interest payment date is not a Business Day, then interest shall be paid instead on the next succeeding Business Day.

     (d) The Company will give each Holder of a Security a written notice approximately thirty (30) but not less than ten (10) days prior to the Maturity Date of the Security held by such Holder reminding such Holder of the Maturity Date of the Security. If the Company is offering renewal of Securities, the Company will provide such Holder with a schedule of interest rates then in effect and a form for the Holder to use to notify the Company whether the Holder wishes to renew the Security. To be effective, a notice of renewal must be returned to the Company (or its agent) not later than the Maturity Date of the maturing Security. Unless a Security is properly renewed, no interest will accrue after the Maturity Date for such Security. If a Security is not renewed, the Company shall pay the Holder the principal amount on the maturing Security, together with accrued but unpaid interest thereon, within ten (10) days after the Maturity Date.

     e) If the Company is offering renewal of Securities separate from the Renewable Securities, and a Holder renews a Security, then interest shall continue to accrue from the first day of such renewal term at the applicable rate then in effect. Such Security, as renewed, will continue in all its provisions, including provisions relating to payment.

     (f) The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders by accepting the Securities, expressly agree to such terms and provisions and to be bound thereby. In case of a conflict, the provisions of this Indenture shall control.

Section 2.2       Transaction Statement; Rescission.

     (a) A Security shall not be validly issued until a written confirmation of the acceptance of a Subscription in the form of a transaction statement executed by a duly authorized officer or agent of the Company is sent to the purchaser thereof and an Account is established by the Registrar in the name of such purchaser or transferee.

     (b) For a period of five (5) days following delivery of a Prospectus to a Holder in regard to issuance of a Security at the time of original purchase, but not upon transfer, the Holder shall have the right to rescind the Security and receive payment of the principal by presenting a written request to the Company. Payment of the principal shall be made within ten (10) days of the Company's receipt of such request from the Holder. No interest shall be paid on any such rescinded Security.

Section 2.3       Registrar and Paying Agent.

     The Trustee shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange, which shall include the name, address for notices and payment of principal and interest to the Holder, principal amount and interest rate for each Security, and such other information as the Company shall request that the Registrar maintain with regard to Holders or the Securities (the "Securities Register"). The Registrar shall not be required to maintain any records beyond those (i) specifically required by the terms of this Indenture, (ii) reasonably requested in writing by the Company and (iii) and as are or become required to be maintained by applicable law.

Section 2.4       Deposit of Principal and Interest With Paying Agent.

     Prior to each Payment Date, the Company shall deposit with the Paying Agent sufficient funds to pay principal and interest then becoming due and payable in cash.

Section 2.5 List of Holders.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee each quarter during the term of this Indenture and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names, addresses and Account balances of Holders, and the aggregate principal amount outstanding and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.6 Transfer and Exchange.

     (a) The Securities are not negotiable instruments and cannot be transferred without the prior written consent of the Company. Requests to the Registrar for the transfer of any Account maintained for the benefit of a Holder shall be:

          (1)  made to the Company in writing on a form supplied by the Company;

          (2) duly executed by the current holder of the Account, as reflected on the Registrar's records as of the date of receipt of such transfer request, or his attorney duly authorized in writing;

          (3) accompanied by the written consent of the Company to the transfer; and

          (4) if requested by the Company, an opinion of Holder's counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws and/or a signature guarantee.

     (b) Upon transfer of a Security, the Company will provide the new registered owner of the Security with a transaction statement which will evidence the transfer of the Account in the Securities Register.

     (c) The Company or the Trustee may assess service charges to a Holder for any registration or transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 9.5 hereof).

     (d) The Company shall treat the individual or entity listed on each Account maintained by the Registrar as the absolute owner of the Security represented thereby for purposes of receiving payments thereon and for all other purposes whatsoever.

Section 2.7 Payment of Principal and Interest; Principal and Interest Rights Preserved.

     (a) Each Security shall accrue interest at the rate specified for such Security in the Securities Register and such interest shall be payable on each Payment Date following the Issue Date for such Security, until the principal thereof has been paid. Any installment of interest payable on a Security that is caused to be punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid by the Paying Agent to the Holder in whose name such Security is registered in the Securities Register on the applicable Regular Record Date with respect to the Securities outstanding, by the Paying Agent mailing a check for the amount of such interest payment to the Holder's address as it appears in the Securities Register on such Regular Record Date. The Paying Agent shall not be required to make any payment or partial payment of principal if the Paying Agent does not have funds on deposit and received from the Company in an amount sufficient to pay Holders amounts due to them on a Payment Date, but shall make full payments of interest to the extent that sufficient funds are on deposit to make such payments. Any installment of interest not punctually paid or duly provided for shall be payable in the manner and to the Holders as specified in Section 2.13 hereof.

     (b) Each of the Securities shall have stated maturities of principal as shall be indicated on such Securities and as set forth in the Securities Register. The principal of each Security and any accrued but unpaid interest thereon shall be paid in full no later than five (5) days following the Maturity Date thereof unless the term of such Security is extended pursuant to Section 2.1 hereof or such Security becomes due and payable at an earlier date by acceleration, redemption or otherwise. Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Securities, if the Securities have become or been declared due and payable following an Event of Default, then payments of principal of and interest on the Securities shall be made in accordance with Article 6 hereof.

     (c) All computations of interest due with respect to any Security shall be made, unless otherwise specified in the Security, based upon a 365 day year.

     (d) In the event that any check mailed to a Holder for the purpose of payment of principal or interest is returned to the Paying Agent for want of an accurate address or is not presented for payment, the funds represented thereby shall be held and disbursed as provided in Section
          8.3 hereof.

     (e) The Company or the Trustee may withhold from any payment of interest amounts required by the Internal Revenue Service or other taxing authority to be so withheld, including, without limitation, upon the failure of any Holder to provide the Company or the Trustee with his or her tax identification number.

Section 2.8       Reserved.

Section 2.9       Outstanding Securities.

     (a) The Securities outstanding at any time are the outstanding balances of all Accounts representing the Securities maintained by the Company or such other entity as the Company designated as Registrar.

     (b)  If the  principal  amount of any  Security  is  considered  paid under
          Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     (c) Subject to Section 2.10 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.10      Treasury Securities.

     In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

Section 2.11      Reserved.

Section 2.12      Reserved.

Section 2.13      Defaulted Interest.

     If the Company defaults in a payment of interest or principal on any Security, it shall pay the defaulted interest or principal plus, to the extent lawful, any interest payable thereon at the rate provided in the Security, to the Holder of such Security as of a subsequent special record date, which date shall be at the earliest practicable date, but in all events within fifteen (15) days following the scheduled Payment Date of the defaulted interest. The Company shall, with written notification to the Trustee, fix or cause to be fixed each such special record date and payment date. Prior to any such special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holder(s) a notice that states the special record date, the related payment date and the amount of principal, interest and additional accrued interest to be paid. Section 2.14 Book-Entry Registration.

     (a) The Registrar shall maintain a book-entry registration and transfer system through the establishment of Accounts for the benefit of Holders of Securities as the sole method of recording the ownership and transfer of ownership interests in such Securities. The registered owners of the Accounts established by the Registrar in connection with the purchase or transfer of the Securities shall be deemed to be the Holders of the Securities outstanding for all purposes under this Indenture. The Company shall promptly notify (or cause an agent to notify) the Registrar of the acceptance of a subscriber's order to purchase a Security and the Registrar shall credit its book-entry registration and transfer system to the Account of each Security purchaser, the principal amount of such Security owned of record by the purchaser.

     (b) Book-entry accounts representing interests in the Securities shall not be exchangeable for Securities fully registered in the names of the Holders thereof unless (a) the Company at its option advises the Trustee in writing of its election to terminate the book-entry system, or (b) after the occurrence of any Event of Default, Holders of a majority of the Securities then outstanding (as determined based upon the latest statement provided to the Trustee pursuant to Section 4.3(d) hereof) advise the Trustee in writing that the continuation of the book-entry system is no longer in the best interests of such Holders and the Trustee notifies all Holders of the Securities, as the case may be, of such event and the availability of definitive notes to the Holders of Securities, as the case may be, requesting such notes in definitive form.

     (c) The Registrar shall issue fully registered Securities if required by the administrator of an Individual Retirement Account or similar tax deferred account in which the Holder has acquired Securities. The Registrar may charge a Holder a $10 fee per Securities issuance.

Section 2.15      Initial and Periodic Statements.

     (a) The Trustee shall provide an initial book entry acknowledgement to initial purchasers and registered owners, within thirty (30) business days of the purchase, transfer or pledge of a Security.

     (b) The Trustee shall send each Holder of a Security (and each registered pledgee) via U.S. mail not later than ninety (90) Business Days after each year end in which such Holder had an outstanding balance in such holder's Account, a statement which indicates as of the year end preceding the mailing: (i) the balance of such Account; (ii) interest credited; (iii) withdrawals made, if any; (iv) the interest rate payable on such Security; and (v) any other information required on IRS Form 1099. The Trustee or the Company shall provide additional statements as the Holders of the Securities may reasonably request from time to time. The Company or the Trustee may charge such Holders requesting such statements a fee to cover the charges incurred by the Company or the Trustee in providing such additional statements.

                                  ARTICLE III.

                                   REDEMPTION

Section 3.1       Redemption of Securities at the Company's Election.

     (a) The Company may redeem all, but not less than all, of the Securities upon the occurrence of a Change of Control by providing thirty (30) days written notice to the Holders thereof. Each such notice shall include the Redemption Date and amount of interest and principal to be paid to the Holder on the Redemption Date. No interest shall accrue on a Security to be redeemed under this Section 3.1 for any period of time after the Redemption Date for such Security, provided that the Company has timely tendered the Redemption Price to the Holder.

     (b) The Company may at any time and from time to time redeem a sufficient amount of Securities as is necessary to bring the Company into compliance with the provision of its Bylaws that limit the aggregate amount of debt that the Company may have outstanding at any time. The Company may redeem any of the Securities pursuant to this paragraph and need not redeem the Securities on a pro rata or other basis. The Company shall provide the Holders of any Securities to be redeemed pursuant to the paragraph with notice thereof, which notice shall set the Redemption Date and set forth the Redemption Price for the Securities to be redeemed.

     (c) The Company shall have no mandatory redemption or sinking fund obligations with respect to any of the Securities.

     (d) In its sole discretion, the Company may offer certain Holders the ability to extend the maturity of an existing Security through the redemption of the current Security and the issuance of a new Security. This redemption option shall not be subject to the thirty (30) day notice of redemption described in this section.

Section 3.2       Redemption of Securities at the Holder's Election.

     (a) Subject to paragraph (b) below, within forty-five (45) days of the death of a Holder who is a natural person, the personal representative of the estate of such Holder may require the Company to redeem, in whole and not in part, without penalty, the Security held by such Holder, by delivering to the Company a certified copy of the Holder's death certificate and an irrevocable written election (a "Redemption Election") requiring the Company to make such redemption. In the event a Security is held jointly by two or more natural persons (including without limitation joint owners that are not legally married), the Company shall redeem such Security upon proper notice if either of joint Holders of such Security has died. If the Security is held by a Holder who is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply, except in the case of the death of a natural person who is the beneficial owner of Securities held of record in an individual retirement account.

     (b) The Company will not be required to redeem Securities pursuant to Redemption Elections received pursuant to paragraph (a) above to the extent that such redemptions exceed $25,000 in the aggregate in any calendar quarter. For the purposes of such limit on aggregate Redemption Elections, Redemption Elections will be honored in the order received, and any Redemption Election not paid in the quarter received due to this limitation will be honored in the subsequent quarter, to the extent possible, as such limit on aggregate Redemption Elections will also apply to the subsequent quarter.

     (c) Subject to Section 3.2(b), upon receipt of a Redemption Election pursuant to Section 3.2(a), the Company shall designate the Redemption Date for the Security to be redeemed, which Redemption Date shall be no more than ten (10) days after the Company's receipt of the Redemption Election, and shall pay the Redemption Price to the estate of the Holder in accordance with the provisions set forth in Section
          2.7 hereof. No interest shall accrue on a Security to be redeemed under this Section 3.2 for any period of time after the Redemption Date for such Security, provided that the Company has timely tendered the Redemption Price to the estate of the Holder. Securities for which redemption is delayed pursuant to Section 3.2(b) will continue to accrue interest until the Company establishes a Redemption Date therefor and the Security is redeemed.

     (d) The Company may at its option and in its sole discretion and from time to time accept for redemption Securities tendered to it by Holders and may impose such conditions thereon as it deems appropriate, including an early redemption penalty with regard thereto.

Section 3.3     Offer to Redeem Securities Upon Change of the Company's Advisor.

     (a) If the Company terminates the Advisory Agreement for any reason, the Company shall provide all Holders with a notice thereof within ten
          (10) days of such termination, pursuant to which the Company shall offer to redeem all of the Securities outstanding as of the date of the termination of the Advisory Agreement. Each Holder shall have thirty (30) days from the date of such notice to provide the Company with a Redemption Election with regard to the Securities owned by such Holder, upon timely receipt of which the Company shall become bound to redeem the electing Holder's Securities. This Section 3.3 shall not apply in the case that the Advisor terminates or elects not to renew the Advisory Agreement.

     (b) Upon receipt of a Redemption Election pursuant to Section 3.3(a), the Company shall designate the Redemption Date for each Security to be redeemed, which Redemption Date shall be no more than ten (10) days after the Company's receipt of the Redemption Election, and shall pay the Redemption Price to the Holder in accordance with the provisions set forth in Section 2.7 hereof. No interest shall accrue on a Security to be redeemed under this Section 3.3 for any period of time after the Redemption Date for such Security, provided that the Company has timely tendered the Redemption Price to the Holder.

                                  ARTICLE IV.

                                    COVENANTS

Section 4.1       Payment of Securities.

     (a) Principal and interest (to the extent such interest is paid in cash) shall be considered paid on the date due if the Paying Agent, if other than the Company, holds at least one Business Day before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due. Such Paying Agent shall return to the Company, no later than five
          (5) days following the date of payment, any money (including accrued interest) that exceeds such amount of principal and interest paid on the Securities in accordance with this Section 4. 1.

     (b) To the extent lawful, the Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Securities; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate.

Section 4.2       Maintenance of Office or Agency.

     (a) The Company will maintain an office or agency (which may be an office of the Trustee) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     (c) The Company hereby designates its office as one such office of the Company.

Section 4.3       SEC Reports and Other Reports.

     (a) The Company shall file with the Trustee, within fifteen (15) days after filing with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Sections 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and the Trustee on the same timely basis such reports, information and other documents as it would file if it were subject to the requirements of Sections 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIAss. 314(a). Notwithstanding anything contrary herein the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of the Indenture.

     (b) Upon the request of any Holder, the Company shall provide such Holder with a copy of the Company's annual report on Form 10-K or quarterly reports on Form 10-Q without charge. The Company will not be required to provide Holders with any other reports or financial information or to provide reports to Holders absent a specific request therefor.

Section 4.4       Compliance Certificate.

     (a)  The Company  shall deliver to the Trustee,  within one hundred  twenty
          (120) days after the end of each Fiscal Year, an Officer's Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officer(s) with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The foregoing Officer's Certificate shall state whether the promissory notes constituting part of the Colleratal are valid and binding obligations of the obligor thereof and whether any such promissory note has experienced an event of default thereon during the period covered by the Officer's Certificate.

     (b) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5       Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. The Company (to the extent that it may lawfully do so) hereby expressly waives all beneficial advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.6       Liquidation.

     Neither the Board of Directors nor the shareholders of the Company shall adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Section 5.1 of this Indenture being the Section hereof which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of capital stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obligations hereunder and under the Securities as to the payment of principal and interest.

Section 4.7       Financial Covenants

     The Company covenants that, so long as any of the Securities are outstanding: (i) the Company will maintain a positive net worth, which includes all equity held by the Company's common and preferred stockholders and the Company's subordinated debt, and (ii) the

Company's long term liabilities will not exceed the Company's shareholders' equity at the end of any fiscal year.

Section 4.8       Restrictions on Dividends and Certain Transactions with
                  Affiliates

     (a) The Company covenants that, so long as any of the Securities are outstanding, it shall not declare or pay any dividends or other payments of cash or other property to its common or preferred stockholders unless no Default or Event of Default with respect to the Securities then exists or would exist immediately following the declaration or payment of such dividend or other payment.

     (b) The Company covenants that, so long as any of the Securities are outstanding, it shall not guarantee, endorse or otherwise become liable for any obligations of any of the Company's Affiliates.

Section 4.9       Collateral

     (a) The Company shall from time to time assign, deliver and pledge to the Trustee, as security for the payment of principal and interest on the Securities, mortgage-secured promissory notes or debt securities (including, but not limited to, church bonds) issued by churches and other nonprofit religious organizations evidencing loans or investments made by the Company which at all times shall have an aggregate unpaid principal balance of at least 100% of the outstanding principal amount of the Securities (the "Collateral"). Except as described in Section 4.9(g), the Company will not be obligated to assign the mortgages securing the Collateral to the Trustee. If any of the promissory notes or debt securities constituting part of the Collateral shall be in default for in excess of ninety (90) days, the Company shall provide replacement Collateral for such promissory note or debt security sufficient to maintain such 100% coverage without regard to such defaulted promissory note or debt security. The Company shall deliver to the Trustee such documents as the Trustee deems necessary to create a perfected first lien security interest in the Collateral under the applicable provisions of the Uniform Commercial Code. If an Event of Default has occurred, the Company shall deliver to the Trustee such documents as the Trustee deems necessary to enable the Trustee to exercise its remedies with regard to the Collateral, including those necessary for the Trustee to obtain direct payments under the pledged promissory notes and church bonds or to sell or transfer such promissory notes and church bonds to third parties.

     (b) At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Company, the Company will promptly and duly execute and deliver, or will promptly cause to executed or delivered, such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of Collateral, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction. The Company also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law.

     (c) The Company shall furnish the following to the Trustee in connection with its pledge of the Collateral to the Trustee:

          (1) Upon delivery of Collateral, an Opinion of Counsel to the effect that all necessary action has been taken to create and perfect a first lien and security interest in favor of the Trustee in the pledged promissory notes.

          (2)  A UCC-1 financing statement or equivalent recordable form.

          (3) At least annually, an Opinion of Counsel to the effect that all necessary action has been taken to maintain a first lien and security interest in favor of the Trustee in the pledged promissory notes or stating that no such action is necessary.

     (d) In connection with any release or substitution of Collateral assigned to the Trustee under Section 4.9(a), the Company will, subject to
          Section 4.9(e), deliver to the Trustee the certificate or opinion, if any, required by Section 314(d) of the Trust Indenture Act as to the fair value of any Collateral to be released, dated as of a date not more than sixty (60) calendar days prior to the date of release.

     (e) Notwithstanding anything contained in this Indenture to the contrary, the provisions of 4.9(d) will not be applicable to any release or substitution of Collateral provided that the release and substitution was performed in or a result of changes in the Company's properties arising in the ordinary course of the Company's business and the aggregate unpaid principal balance of the Collateral after the release or substitution and giving effect to additional Collateral assigned to the Trustee contemporaneously therewith was at least 100% of the outstanding principal amount of the Securities. The Company will deliver to the Trustee semi-annually an Officer's Certificate certifying that all releases and substitutions of Collateral pursuant to this provision during the immediately proceeding six months were in compliance with this subsection.

     (f) The Company shall not change its name or corporate structure or change the jurisdiction under which it is incorporated or organized without first giving the Trustee at least thirty (30) days prior written notice thereof and shall have delivered to the Trustee all Uniform Commercial Code financing statements and amendments thereto as the Trustee shall request and taken all other actions deemed necessary by the Trustee to continue its perfected status in the Collateral with same or better priority.

     (g) Upon the request of the Trustee where there is a continuing Event of Default, the Company shall assign to the Trustee such mortgages securing the promissory notes constituting part of Collateral as are identified by the Trustee, in its discretion.

     (h) The Company covenants that, so long as any of the Securities are outstanding, the Company will not Transfer any part of the Collateral. For purposes of this subsection, the term "Transfer" means a sale, assignment, transfer or other disposition (whether voluntary or by operation of law) of, or the granting or creating of a lien, encumbrance or security interest in, any of the Collateral; provided, that the term "Transfer" does not include (i) a sale or disposition of any of the Collateral which is contemporaneously replaced by other promissory notes or debt securities that are otherwise eligible to constitute part of the Collateral and where the 100% Collateral coverage requirement is at all times met; or (ii) the creation of an involuntary lien against the Collateral that is released or discharged of record or otherwise remedied within sixty (60) days of creation.

Section 4.10      Appointment as Attorney-in-Fact.

     (a) The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Indenture relating to the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture as they relate to the Collateral and the Trustee's rights and powers with regard thereto; provided that Trustee hereby agrees that it shall not exercise its rights as attorney-in-fact unless an Event of Default shall have occurred. Without limiting the generality of the foregoing, the Company hereby gives the Trustee the power and right, on behalf of the Company, without assent by, but with notice to, the Company, if an Event of Default shall have occurred and be continuing, to do the following:

          (1) in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or church bond or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any such mortgage insurance or church bond or with respect to any other Collateral whenever payable;

          (2) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral;

          (3) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Company's expense, at any time, and from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Company might do; and

          (4) to execute in the name and file on behalf of the Company assignments of mortgages securing the promissory notes constituting part of Collateral where there is a continuing Event of Default.

     The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. (b) The Company also authorizes the Trustee, at any time and from time to time, to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) The powers conferred on the Trustee are solely to protect the Trustee's interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Trustee nor any of its officers, directors, or employees shall be responsible to the Company for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                                   ARTICLE V.

                                   SUCCESSORS

Section 5.1       When the Company May Merge, etc.

          (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company by execution and deliver of a supplemental indenture in a form reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.

          (b) The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officer's Certificate and Opinion of Counsel.

Section 5.2       Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Securities.

ARTICLE VI.

                              DEFAULTS AND REMEDIES

Section 6.1       Events of Default.

         An "Event of Default" occurs if:

          (a) the Company defaults in the payment of interest on a Security when the same becomes due and payable and the Default continues for a period of thirty (30) days;

          (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon a required redemption or otherwise, and the Default continues for a period of thirty (30) days;

          (c) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Section 4.6 or 5.1 hereof;

          (d) the Company defaults in its obligations described in clause (b) or (c) of Section 4.9 and such default continues for a period of sixty (60) days;

          (e) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below;

          (f) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay debts as the same become due; or

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company or for all or substantially all of its property; (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for one hundred twenty (120) consecutive days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (e) of this Section 6.1 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default or such Default is not waived within thirty (30) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.2 Acceleration.

     If an Event of Default (other than an Event of Default specified in clauses
(f) or (g) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Securities by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (f) or
(g) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee, or the Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.3       Other Remedies.

          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture, including, without limitations, all rights and remedies available to a secured party under the Uniform Commercial Code. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. Without limiting the generality of the foregoing, the Trustee without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Company's premises or elsewhere. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

          (b) A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4       Waiver of Past Defaults.

     The Trustee may waive any past Default or Event of Default without the consent of the Holders, provided that such Default is wholly cured. Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on any Security held by a non-consenting Holder may be waived only upon the consent of the Holders of at least 80% of the principal amount of the then outstanding Securities. Upon actual receipt of any such notice of waiver by a Responsible Officer of the Trustee, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5       Control by Majority.

     The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, provided, that indemnification for the Trustee's fees and expenses, in a form reasonably satisfactory to the Trustee, shall have been provided. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.6       Limitation on Suits.

     A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least a majority in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such sixty (60) day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Section 6.7 Rights of Holders to Receive Payment.

     Except as provided in this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8       Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9       Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

     If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article 10 hereof, pay out the money in the following order:

          (a) First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, if any, by the Trustee and the costs and expenses of collection;

          (b) Second: to Holders for amounts due and unpaid on the Securities for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal;

          (c) Third: to Holders for amounts due and unpaid on the Securities interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest; and

          (d) Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.
ARTICLE VII.

                                     TRUSTEE
Section 7.1       Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a reasonably prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)      Except during the continuance of an Event of Default:

          (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, reports, documents, orders, certificates, opinions or other instruments furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any of the above that are specifically required to be furnished to the Trustee pursuant to this Indenture, the Trustee shall examine them to determine whether they substantially conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (2) of this Section.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2       Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented to it by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or any Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence or the supervision of any agents, attorneys, custodians or nominees appointed by it with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall not be deemed to have notice of an Event of Default for any purpose under this Indenture unless notified of such Event of Default by the Company or a Holder of the Securities.

Section 7.3       Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

Section 7.4       Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof. It shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.5       Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders at their addresses as they appear in the Securities Register a notice of the Default or Event of Default within ninety (90) days after it occurs or first becomes known to the Trustee. At least five (5) Business Days prior to the mailing of any notice to Holders under this Section 7.5, the Trustee shall provide the Company with notice of its intent to mail such notice. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as the Responsible Officer of the Trustee in good faith determines that withholding the notice would have no material adverse effect on the Holders.

Section 7.6       Reports by Trustee to Holders.

     (a) Within sixty (60) days after December 31 of each calendar year, commencing December 31, 2004, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be prepared or transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     (b) Commencing at the time this Indenture is qualified under the TIA, a copy of each report mailed to Holders under this Section 7.6 (at the time of its mailing to

          Holders) shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee if and when the Securities are listed on any stock exchange.

Section 7.7       Compensation and Indemnity.

     (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its performance of the duties and services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in paragraph 7.7(d) hereof. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced thereby. The Company shall defend the claim and the Trustee shall reasonably cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (c) The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     (d) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

     (e) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on a Payment Date scheduled to occur within ten (10) days of the Trustee's intended exercise of such lien. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee shall provide the Company with notice of its exercise of the lien provided for herein concurrently with its exercise of such lien.

     (f) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8       Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     (b) Upon appointment of a successor Trustee, the Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if.

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property;

          (4) the Trustee becomes incapable of acting as Trustee under this Indenture; or

          (5) the Company so elects, provided such replacement Trustee is qualified and reasonably acceptable.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     (d) If a successor Trustee does not take office within thirty (30) days after notice that the Trustee has been removed, the Company may appoint a successor Trustee.

     (e) If the Trustee after written request by any Holder fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to all Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9       Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. The Trustee shall provide notice of any event described in this Section to the Company prior to or as soon as practical after the occurrence thereof.

Section 7.10      Eligibility; Disqualification.

     (a) There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, state, territorial or District of Columbia authority and shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition.

     (b)  This  Indenture   shall  always  have  a  Trustee  who  satisfies  the
          requirements of TIAss. 310(a)(1) and (2). The Trustee is subject to TIAss. 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                 ARTICLE VIII.

                             DISCHARGE OF INDENTURE

Section 8.1       Termination of Company's Obligations.

     (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.7 and 8.4, and the Company's, Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Securities have been paid in full and the Company has paid all sums payable by the Company hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

          (1) the Company irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

          (2)  the  Company  delivers to the  Trustee an  Officer's  Certificate
               stating  that  all  conditions   precedent  to  satisfaction  and
               discharge of this Indenture have been complied with; and

          (3) no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

     Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Company may make the deposit only if Article X hereof does not prohibit such payment. However, the party's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.2, 4.3, 7.7, 7.8, 8.3 and 8.4 shall survive until the
Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7 and 8.4 and the Company's, Trustee's and Paying Agent's obligations in Section 8.3 shall survive.

     (b) After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     (c) In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.2       Application of Trust Money.

     The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section  8.1.  It shall  apply  the  deposited  money  and the  money  from U.S.
Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

Section 8.3       Repayment to Company.

     (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. All money deposited with the Trustee pursuant to Section 8.1 (and held by it or the Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request.

     (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the right to such money has matured; provided, however, that the Company shall cause notice of such payment to be mailed to each Holder entitled thereto no less than thirty (30) days prior to such repayment. After payment to the Company, Holders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person. If money is delivered to the Company pursuant to this Section 8.3(b), all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 8.4       Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment, as long as no money is owed to the Trustee by the Company, from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX.

                                   AMENDMENTS

Section 9.1       Without Consent of Holders.

     The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b)  to comply with Section 5.1;

     (c) to make any change that would provide any additional rights or benefits to Holders of Securities or that does not adversely affect the legal rights hereunder of any Holder;

     (d) to increase the aggregate dollar amount of Securities which may be outstanding under this Indenture;

     (e) make any change in Section 3.2; provided, however, that no such change shall adversely affect the rights of any outstanding Security;

     (f) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA or any requirements of state securities regulators imposed in connection with the qualification of the Indenture or the Securities under state law; or

     (g) to make any change necessary to maintain the Company's status as a real estate investment trust.

Section 9.2       With Consent of Holders.

     (a) The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. The Holders of a majority in principal of the then outstanding Securities may also waive any existing default or compliance with any provision of this Indenture or the Securities. However, without the consent of at least 80% of the principal amount of the then outstanding Securities, an amendment or waiver under this Section may not (with respect to any Security held by a nonconsenting Holder):

          (1) reduce the principal amount or change the fixed maturity of Securities or alter the redemption provisions on the price at which the Company may redeem Securities;

          (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security (other than upon renewal of a Security);

          (3) make any Security payable in money other than that stated in the Prospectus;

          (4) modify or eliminate the right of the estate of a Holder or a Holder to cause the Company to redeem a Security upon the death of a Holder pursuant to Article III; provided, however, that the Company may not modify or eliminate such right, as it may be in effect on the Issue Date, of any Security which was issued with such right;

          (5) make any change in Sections 6.4 or 6.7 hereof or in this sentence of this Section 9.2;

          (6) unless cured, waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, or redemption payment with respect to, any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration).

     (b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.3       Compliance with Trust Indenture Act.

     If at the time this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4       Revocation and Effect of Consents.

     (a) Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     (b) The Company may fix a record date for determining which Holders must consent to such amendment or waivers. If the Company fixes a record date, the record date shall be fixed at (i) the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate.

Section 9.5       Notation on or Exchange of Securities.

     The Trustee may place an appropriate notation about an amendment or waiver on any Security, if certificated, or any Account statement. Failure to make any notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

Section 9.6       Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if, in the Trustee's reasonable discretion, the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel (or written advice of counsel) as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE X.

                                  MISCELLANEOUS

Section 10.1      Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control. Section
10.2 Notices.

     (a) Any notice, instruction, direction, request or other communication by the Company, the Trustee or any Holder to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company:

                  AMERICAN CHURCH MORTGAGE COMPANY
                  10237 Yellow Circle Drive
                  Minnetonka, MN  55343
                  Attention:  President
                  Fax:  (952) 945-9433

         If to the Trustee:

                  THE HERRING NATIONAL BANK
                  1001 South Harrison Street
                  Amarillo, TX  79101
                  Attention: Corporate Trust Department
                  Fax:  (806) 378-6655

     (b) The Company or the Trustee by notice to the Company and the Trustee may designate additional or different addresses for subsequent notices or communications.

     (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     (d) Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a

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          Holder or any  defect  in it shall not  affect  its  sufficiency  with respect to other Holders.

     (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3      Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Trustee shall provide information regarding other Holders to any Holder only as required by TIA ss. 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 10.4      Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 10.5      Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and

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

     (d) a statement whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.6      Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7      Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of Minnesota or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8     No Recourse Against Others.

     No director, officer, employee, agent, manager or stockholder of the Company as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

Section 10.9      Duplicate Originals.

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 10.10     Governing Law.

     THE INTERNAL LAW OF THE STATE OF MINNESOTA SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 10.11 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

 Section 10.12 Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

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

Section 10.13     Severability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14     Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.15              Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions thereof.


                  [Remainder of page intentionally left blank.]

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


SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, as of the day and year first written above.

                                               AMERICAN CHURCH MORTGAGE COMPANY


                                             By:
                                                   -----------------------------
                                                     Philip J. Myers, President

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

The foregoing was acknowledged before me this day of June, 2004, by Philip J. Myers, in his capacity as President of American Church Mortgage Company, a Minnesota corporation.

----------------------- Notary Public

                                               THE  HERRING  NATIONAL  BANK,  a
                                               national  banking  association,
                                               as Trustee


                                               By:
                                                   -----------------------------
                                                     Name: Catana McClain
                                                     Title: Vice President
                                                            and Trust Officer

STATE OF TEXAS   )
                 ) ss.
COUNTY OF POTTER )

The foregoing was acknowledged before me this day of , 2004, by Catana McClain, in her capacity as Vice President and Trust Officer of The Herring National Bank, a national banking association.



------------------------ Notary Public

                          {SIGNATURE PAGE TO INDENTURE}


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